INVESCO UTILITIES FUND                                             SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING:   4/30/2010
FILE NUMBER:         811-3826
SERIES NO.:          9

74U.   1 Number of shares outstanding (000's Omitted)

         Class A                   9,133

       2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)

         Class B                   1,096
         Class C                     863
         Class Y                      73
         Investor Class            4,148
         Institutional Class         703

74V.   1 Net asset value per share (to nearest cent)

         Class A                 $ 14.28

       2 Net asset value per share of a second class of open-end company shares (to nearest cent)

         Class B                 $ 14.31
         Class C                 $ 14.43
         Class Y                 $ 14.40
         Investor Class          $ 14.40
         Institutional Class     $ 14.28